News Release

For more information contact:

Media, please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:

Preston Romm, Iomega Corporation, (858) 314-7188, romm@iomega.com

FOR IMMEDIATE RELEASE

IOMEGA REPORTS SECOND QUARTER FINANCIAL RESULTS

SAN DIEGO, July 27, 2006 – Iomega Corporation (NYSE: IOM) today reported revenue of $40.7 million and a net loss of $10.4 million, or ($0.20) per share, for the quarter ended July 2, 2006. These results included a number of charges associated with previously announced corporate restructuring and product transitions, as follows:

1.    Pre-tax, restructuring charges of $4.3 million associated with severance and benefits, lease cancellation costs for facilities previously vacated, miscellaneous contracts and excess assets.

2.    An additional non-cash, pre-tax goodwill impairment charge of $2.3 million associated with the Zip® product line. Further, we recognized a $0.9 million tax benefit associated with the release of a tax liability for the goodwill timing difference.

3.    Pre-tax, non-restructuring charges of $1.5 million, recorded as cost of goods sold, associated with supplier claims and inventory charges related to the impact of RoHS compliance (the European lead free initiative) and the external hard disk drive (HDD) product transition. This charge, negatively impacting overall gross margin by 370 basis points, was primarily directed to the REV® and HDD product lines.

4.

A pre-tax charge of $0.6 million was recognized for previously committed NRE charges associated with the REV product line. This charge, negatively impacting overall gross margin by 150 basis points, was recorded as cost of goods sold.

5.    A pre-tax accrual of $0.5 million for an uncollectible VAT receivable related to an old customer in Europe, recorded in other expenses.

6.     A pre-tax gain of $1.1 million associated with selling certain patents, reflected as a reduction of operating expenses.

In comparison, second quarter 2005 revenue was $65.7 million with a net loss of $6.4 million, or ($0.12) per share, which included $1.6 million of pre-tax charges related to Zip end of life inventory reserves and other product line inventory charges and $0.4 million in pre-tax, license and patent fee income.

Second quarter 2006 revenue of $40.7 million decreased $25.1 million, or 38%, compared to second quarter 2005. The decrease was across all product lines with the largest decrease in the Consumer Storage Solutions and Zip product lines. The second quarter 2006 gross margin percentage was 16.7%, primarily reflective of the above mentioned non-restructuring charges of $1.5 million and NRE write-off of $0.6 million. On a non-GAAP basis, excluding the aforementioned non-restructuring charge of $1.5 million and NRE write-off of $0.6 million, the gross margin percentage would have been 21.9%.

Second quarter 2006 operating expenses were $18.4 million, which included the $4.3 million of restructuring charges associated with severance and benefits, lease cancellation costs for facilities previously vacated, miscellaneous contracts and excess assets, and $2.3 million for a non-cash goodwill impairment charge associated with the Zip product line, partially offset by the $1.1 million of fees associated with selling certain patents. By comparison, second quarter 2005 operating expenses were $19.6 million, which included $0.4 million in license and patent fee income.

The second quarter 2006 pre-tax loss was $11.2 million as compared to a second quarter 2005 pre-tax loss of $6.4 million. Excluding the above mentioned restructuring charges ($4.3 million), goodwill impairment charge ($2.3 million), uncollectible VAT ($0.5 million), non-restructuring supplier claims and inventory charges ($1.5 million) and NRE write-off ($0.6 million) from the second quarter 2006 pre-tax loss of $11.2 million, the non-GAAP, adjusted second quarter 2006 pre-tax loss was $2.0 million. This compares to a non-GAAP, adjusted pre-tax loss of $4.8 million for second quarter 2005 when excluding certain similar inventory charges ($1.6 million) from the pre-tax loss of $6.4 million.

Second quarter 2006 sales of $40.7 million included REV product sales of $8.9 million; Consumer Storage Solutions product sales (consisting of HDD, optical, Mini USB flash and floppy drives) of $20.2 million; Network Storage Solutions (NSS) sales of $3.4 million; and Zip product sales of $7.8 million.

During second quarter 2006, the Company’s total cash, cash equivalents, and temporary investments decreased by $10.6 million to $77.6 million as of July 2, 2006. The decrease was primarily a result of working capital requirements for the implementation of the new lower cost HDD supply chain, payments associated with the restructuring actions and the current quarter’s operating loss. This use of cash was partially offset by the $1.1 million benefit from the sale of certain patents.

“As we discussed in our first quarter earnings call and reflected in our results, the second quarter was one of transition as we reduced headcount, re-engineered product lines and our supply chain and dealt with the RoHS compliance deadline,” said Jonathan Huberman, Chief Executive Officer of Iomega Corporation. “I am pleased with the progress and speed our new management team is making towards the strategic and tactical goals of the Company. Since February, we have completed a restructuring plan and fully expect to reach our goal of $20 to $25 million in annualized expense and overhead savings over the first quarter 2006 run rates. We re-engineered our external HDD product line and supply chain and will be launching these new products throughout the third quarter and expect product cost savings of 20 to 30 percent across the line by the fourth quarter. We announced the new 70GB REV Backup Drive, a major achievement by our engineering team. In July, we announced an acquisition of a managed services provider which will move Iomega into that fast growing market segment. The acquisition of CSCI, Inc., which should close in August, will leverage Iomega’s core assets and provide us the basis of what we expect will become a high-margin growth engine.

I am proud of all that the team has accomplished in this short time and am confident that we are progressing well towards our goal of sustained profitability entering the fourth quarter of this year,” concluded Huberman.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's second quarter financial results and management’s goals and outlook. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Friday, August 11, 2006.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their valuable digital information. Iomega's award-winning storage products include the Iomega® REV® 35GB drive, and the new REV 70GB drive, available in several computer interface models, as well as two automation solutions: the rack mount REV 1000 Autoloader and the new desktop form factor REV Loader 280; Zip® 100MB, 250MB and 750MB drives; high-performance Iomega external hard drives and HDD solutions such as the Iomega StorCenter™ Network Hard Drive, available in multiple capacity sizes, including a new 1TB wireless model; Iomega Mini USB Flash drives; and Micro Mini™ USB Flash drives; Iomega external CD-RW drives; Iomega Super DVD drives; and Iomega floppy USB-powered drives. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software and HotBurn® CD-recording software. For networks, Iomega NAS servers offer capacities of 160GB to 2.0TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage for personal and professional use. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

Statements contained in this release regarding the Company’s short-term goals and plans to improve profitability; the expected results of our restructuring plan, including annualized expense and overhead savings of $20 to $25 million over the first quarter 2006 run rates and expected product cost savings of 20 to 30% from our external HDD product line and to achieve sustained profitability entering the fourth quarter of this year; Iomega’s focus in the future; statements about the growth of the managed services market; and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based upon information available to us as of July 27, 2006, and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include losses of key personnel including possibly as a result of restructuring actions; lower than anticipated sales of our products; any inability or failure to improve REV product sales or improve HDD product gross margins, unexpected technical, manufacturing, or supply issues with our products; our inability to achieve a competitive cost structure; competition; our inability to maintain stringent quality assurance standards and customer satisfaction; difficulties in identifying and completing strategic opportunities to grow our business; manufacturing and inventory issues; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions including significant changes in the landscape of data storage demand, pricing, or competition; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Annual Report on Form 10-K and quarterly report on Form 10-Q.

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Copyright© 2006 Iomega Corporation. All rights reserved. Iomega, Zip, REV, StorCenter, iStorage, Micro Mini, and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	July 2,	% of	July 3,	% of	Apr. 2,	% of
	2006	Sales	2005	Sales	2006	Sales
Sales	$40,652	100.0%	$65,712	100.0%	$59,081	100.0%
Cost of Sales	33,859	83.3%	52,209	79.5%	47,280	80.0%
Gross margin	6,793	16.7%	13,503	20.5%	11,801	20.0%

Operating Expenses:
Selling, general and administrative (1)	10,357	25.5%	16,111	24.5%	12,460	21.1%
Research and development	2,475	6.1%	3,959	6.0%	2,567	4.3%
License and patent fee income	(1,085)	(2.7%)	(405)	(0.6%)	0	0.0%
Goodwill impairment charge	2,341	5.8%	0	0.0%	3,081	5.2%
Restructuring charges (reversals)	4,291	10.6%	(41)	(0.1%)	278	0.5%
Total operating expenses	18,379	45.2%	19,624	29.9%	18,386	31.1%
Operating Loss	(11,586)	(28.5%)	(6,121)	(9.3%)	(6,585)	(11.1%)
Interest and other income and expense, net	390	1.0%	(305)	(0.5%)	1,014	1.7%
Loss From Continuing Operations Before Income Taxes	(11,196)	(27.5%)	(6,426)	(9.8%)	(5,571)	(9.4%)
Benefit for Income Taxes	797	2.0%	121	0.2%	1,402	2.4%
Loss From Continuing Operations	(10,399)	(25.6%)	(6,305)	(9.6%)	(4,169)	(7.1%)
Loss From Discontinued ByteTaxi, Inc. Operations (net of taxes)	0		(95)		0
Net Loss	($10,399)		($6,400)		($4,169)

Loss Per Share	($0.20)		($0.12)		($0.08)
Weighted Average Common Shares Outstanding	51,658		51,612		51,649

(1) Q1 2006 includes $1.0 million of non-restructuring, severance related costs associated with prior CEO.

PRODUCT SALES AND OPERATING INCOME (LOSS) - QTD
(In thousands)
(Unaudited)

	For the Three Months Ended
	July 2,	% of	July 3,	% of	Apr. 2,	% of
	2006	Sales	2005	Sales	2006	Sales
Sales:
Consumer Products:
Zip	$7,793	19.2%	$16,778	25.5%	$11,643	19.7%
Consumer Storage Solutions (1)	20,150	49.6%	32,288	49.1%	31,532	53.4%
Business Products:
REV	8,889	21.9%	11,141	17.0%	10,779	18.2%
Network Storage Systems (6)	3,395	8.4%	4,989	7.6%	4,856	8.2%
Other Products (2)	425	1.0%	516	0.8%	271	0.5%
Total Sales	$40,652		$65,712		$59,081

Product Operating Income (Loss):
Consumer Products:
Zip (3)	$48		$4,939		$1,059
Consumer Storage Solutions (1)	(4,723)		(7,611)		(5,199)
Business Products:
REV (7) (8)	(3,759)		(3,429)		(1,616)
Network Storage Systems (6)	33		(538)		387
Other Products (2) (5)	1,106		477		57
Non-Restructuring charges (4)	0		0		(995)
Restructuring (charges) reversals	(4,291)		41		(278)
Operating Loss	($11,586)		($6,121)		($6,585)

(1) Consumer Storage Solutions is comprised of hard disk, optical, flash and floppy drives.
(2) Other Products is comprised of Jaz and other miscellaneous products.
(3) Q1 2006 includes a $3.1 million goodwill impairment charge and Q2 2006 includes a $2.3 million goodwill impairment charge.
(4) Non-restructuring, severance related costs associated with prior CEO and recorded in SG&A in above income statement.
(5) Q2 2006 includes $0.8 million of income associated with the sale of old patents.
(6) Includes Network HDD products beginning in Q2 2006 - previously classified in Consumer Storage Solutions. Prior period data has been reclassified for consistency.
(7) Q2 2006 includes approx. $1.4 million of inventory related charges and NRE commitments.
(8) Q2 2005 includes approx. $0.6 million of inventory related charges.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

	For the Six Months Ended

	July 2,	% of	July 3,	% of
	2006	Sales	2005	Sales
Sales	$99,733	100.0%	$138,624	100.0%
Cost of Sales	81,139	81.4%	108,594	78.3%
Gross margin	18,594	18.6%	30,030	21.7%

Operating Expenses:
Selling, general and administrative (1)	22,817	22.9%	34,319	24.8%
Research and development	5,042	5.1%	7,958	5.7%
License and patent fee income	(1,085)	(1.1%)	(412)	(0.3%)
Goodwill impairment charge	5,422	5.4%	0	0.0%
Restructuring charges	4,569	4.6%	194	0.1%
Total operating expenses	36,765	36.9%	42,059	30.3%
Operating Loss	(18,171)	(18.2%)	(12,029)	(8.7%)
Interest and other income and expense, net	1,404	1.4%	(756)	(0.5%)
Loss From Continuing Operations Before Income Taxes	(16,767)	(16.8%)	(12,785)	(9.2%)
Benefit for Income Taxes	2,199	2.2%	615	0.4%
Loss From Continuing Operations	(14,568)	(14.6%)	(12,170)	(8.8%)
Loss From Discontinued ByteTaxi, Inc. Operations (net of taxes)	0		(155)
Net (Loss)	($14,568)		($12,325)

Loss Per Share	($0.28)		($0.24)
Weighted Average Common Shares Outstanding	51,653		51,611

(1) 2006 includes $1.0 million of non-restructuring, severance related costs associated with prior CEO.

PRODUCT SALES AND OPERATING INCOME (LOSS) - YTD
(In thousands)
(Unaudited)

	For the Six Months Ended
	July 2,	% of	July 3,	% of
	2006	Sales	2005	Sales
Sales:
Consumer Products:
Zip	$19,436	19.5%	$36,923	26.6%
Consumer Storage Solutions (1)	51,682	51.8%	67,164	48.5%
Business Products:
REV	19,668	19.7%	23,234	16.8%
Network Storage Systems (6)	8,251	8.3%	10,329	7.5%
Other Products (2)	696	0.7%	974	0.7%
Total Sales	$99,733		$138,624

Product Operating Income (Loss):
Consumer Products:
Zip (3)	$1,107		$11,430
Consumer Storage Solutions (1)	(9,922)		(15,276)
Business Products:
REV	420		(1,088)
Network Storage Systems (6)	(5,375)		(7,391)
Other Products (2) (5)	1,163		490
Non-Restructuring charges (4)	(995)		0
Restructuring charges	(4,569)		(194)
Operating Loss	($18,171)		($12,029)

(1) Consumer Storage Solutions is comprised of hard disk, optical, flash and floppy drives.
(2) Other Products is comprised of Jaz and other miscellaneous products.
(3) 2006 includes $5.4 million of goodwill impairment charges.
(4) Non-restructuring, severance related costs associated with prior CEO and recorded in SG&A in above income statement.
(5) 2006 includes $0.8 million of income associated with the sale of old patents.
(6) Includes Network HDD products beginning in Q2 2006 - previously classified in Consumer Storage Solutions. Prior period data has been reclassified for consistency.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 2,	Apr. 2,	Dec. 31,
	2006	2006	2005
ASSETS:
Cash and cash equivalents	$58,642	$60,829	$70,943
Restricted cash	87	82	256
Temporary investments	18,908	27,278	24,800
Total cash	77,637	88,189	95,999
Trade receivables	14,731	22,939	28,853
Inventories	29,428	26,571	27,532
Deferred taxes	5,523	5,523	5,523
Other current assets	5,008	6,135	4,998
Total Current Assets	132,327	149,357	162,905
Property and equipment, net	6,776	7,341	8,311
Intangible and other assets	6,329	8,887	12,453
	$145,432	$165,585	$183,669

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$17,274	$26,829	$35,500
Income taxes payable	0	0	310
Other current liabilities	46,535	45,983	49,751
Total Current Liabilities	63,809	72,812	85,561
Deferred taxes	15,030	15,945	17,152
Stockholders' equity	66,593	76,828	80,956
	$145,432	$165,585	$183,669

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

	For the Six Months Ended
	July 2,	July 3,
	2006	2005
Cash Flows from Operating Activities:
Net Loss	($14,568)	($12,325)
Revenue and Expense Adjustments (1)	5,169	4,830
	(9,399)	(7,495)
Changes in Assets and Liabilities:
Trade receivables	14,397	12,893
Restricted cash	169	(259)
Inventories	(1,566)	8,766
Other current assets	279	2,122
Accounts payable	(18,226)	(11,472)
Accrued restructuring	(3,510)	(2,194)
Other current liabilities and income taxes	(305)	(12,658)
Net cash used in operating activities	(18,161)	(10,297)

Cash Flows from Investing Activities:
Purchases of property and equipment	(403)	(829)
Proceeds from sales of assets	82	641
Initial investment in ByteTaxi (net of $171,000 cash)	0	(44)
Sales of temporary investments	17,420	27,464
Purchases of temporary investments	(11,280)	(33,174)
Net change in other assets and other liabilities	7	(663)
Net cash provided by (used in) investing activities	5,826	(6,605)

Cash Flows from Financing Activities:
Payment of debt	0	(40)
Proceeds from sales of Common Stock	34	6
Net cash provided by (used in) financing activities	34	(34)
Net Decrease in Cash and Cash Equivalents	(12,301)	(16,936)
Cash and Cash Equivalents at Beginning of Period	70,943	103,403
Cash and Cash Equivalents at End of Period	$58,642	$86,467

(1) 2006 includes $5.4 million of non-cash, goodwill impairment charges.